UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) — January 9, 2019

ENVESTNET, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34835	20-1409613
(State or other jurisdiction)	(State or other jurisdiction)	(I.R.S. Employer of Incorporation Identification No.)

35 East Wacker Drive, Suite 2400 Chicago, Illinois	60601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 827-2800

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.                                        Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 9, 2019, Envestnet, Inc. (“Envestnet”) announced organizational changes to drive innovation and continued growth. Pursuant to those changes, the Company is aligning its operations into two business units.

Bill Crager, President of Envestnet, will also assume the position of Chief Executive of Envestnet Wealth Solutions.  Stuart W. DePina, currently President of Envestnet | Tamarac, will assume the role of Chief Executive of Envestnet Data & Analytics, formerly called Envestnet | Yodlee.  Mr. Crager and Mr. DePina will continue reporting to Jud Bergman, Chairman and Chief Executive Officer of Envestnet.

Concurrent with this reorganization, Envestnet and Anil Arora agreed that Mr. Arora would step down as Vice Chairman of Envestnet and Chief Executive of Envestnet | Yodlee, effective February 28, 2019.  Mr. Arora will continue to serve as a director of Envestnet.  The financial terms of Mr. Arora’s separation, once determined, will be disclosed by an amendment to this Form 8-K.

Item 7.01.                                        Regulation FD Disclosure

A copy of the press release issued on January 10, 2019 announcing Mr. Arora’s separation as Vice Chairman of Envestnet and Chief Executive of Envestnet | Yodlee is furnished with this report as Exhibit 99.1.

Item 9.01.                                        Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release dated January 10, 2019

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVESTNET, INC.

	By:	/s/ Peter D’Arrigo
		Name:	Peter D’Arrigo
		Title:	Chief Financial Officer

Date: January 10, 2019

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